Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED FINANCIAL STATEMENTS
For the Five Months Ended
May 31, 2008 (Unaudited) and Year Ended
December 31, 2007

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

INDEX TO FINANCIAL STATMENTS

CONTENTS

Page
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Statements of Financial Condition as of May 31, 2008 (Unaudited) and December 31, 2007	F-4
Consolidated Statements of Operations and Other Comprehensive Income for the Five Months Ended May 31, 2008 (Unaudited) and the Year Ended December 31, 2007	F-5
Consolidated Statements of Changes in Member’s Equity (Deficit) for the Five Months Ended May 31, 2008 (Unaudited) and the Year Ended December 31, 2007	F-6
Consolidated Statements of Cash Flows for the Five Months Ended May 31, 2008 (Unaudited) and the Year Ended December 31, 2007	F-7
Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of
United States Commodity Funds LLC and Subsidiaries

We have audited the accompanying consolidated statement of financial condition of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) and Subsidiaries, (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in member’s equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) and Subsidiaries as of December 31, 2007, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 1, 2008

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	May 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash	$12,529	$53,910
Management fees receivable	616,946	500,128
Advance to affiliate (Note 3)	423,396	—
Investments (Note 2)	76,737	123,398
Deferred offering costs (Note 2)	65,780	187,056
Other assets	7,543	2,940
Total assets	$1,202,931	$867,432
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Liabilities:
Accounts payable	$1,024,366	$1,035,444
Minority interest: Limited Partner in United States Heating Oil Fund, LP	—	980
Minority interest: Limited Partner in United States Gasoline Fund, LP	—	980
Minority interest: Limited Partner in United States 12 Month Natural Gas Fund, LP	980	980
Total liabilities	1,025,346	1,038,384
Commitments And Contingencies (Notes 4 and 6)
Member's Equity (Deficit) (Note 5)	177,585	(170,952)
Total liabilities and member's equity	$1,202,931	$867,432

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

	Five Months Ended May 31, 2008	Year Ended December 31, 2007
	(Unaudited)
Revenue:
Management fees	$2,479,026	$4,871,265
Expenses:
Distribution fees	330,626	650,829
Administration fees	213,961	434,905
Transfer agent fees	76,794	134,758
Custodial fees	38,789	80,184
Professional fees	270,651	1,337,170
Salaries, wages and benefits	387,595	690,488
Advertising and promotion	17,242	49,370
General and administrative	194,421	356,460
Total expenses	1,530,079	3,734,164
Other Income:
Dividend income	6	425
Realized gains on investments	—	85,415
Total other income	6	85,840
Net Income	948,953	1,222,941
Other Comprehensive Loss:
Unrealized loss on investments (Note 2)	(46,661)	(433,189)
Comprehensive Income	$902,292	$789,752

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF CHANGES
IN MEMBER’S EQUITY (DEFICIT)

Balance, December 31, 2006	$(395,845)
Contributions (Note 3)	1,280,906
Distributions	(343,769)
Other comprehensive loss (Note 5)	(433,189)
Offering costs (Note 2)	(1,501,996)
Net income	1,222,941
Balance, December 31, 2007	(170,952)
Other comprehensive loss (Note 5)	(46,661)
Offering costs (Note 2)	(553,755)
Net income	948,953
Balance, May 31, 2008 (unaudited)	$177,585

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Five Months Ended May 31, 2008	Year Ended December 31, 2007
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$948,953	$1,222,941
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Realized gain from sales of securities	—	(85,415)
Increase in management fees receivable	(116,818)	(167,392)
Increase in deferred offering costs	(432,479)	(897,197)
Increase in other assets	(4,603)	(2,940)
Decrease in accounts payable	(11,078)	(572,357)
Net cash provided by (used in) operating activities	383,975	(502,360)
Cash Flows from Investing Activities:
Proceeds from sale of securities	—	464,985
Cash Flows from Financing Activities:
Capital contributions by member	—	—
Advance to affiliate	(423,396)	—
Increase (decrease):
Minority interest in United States Heating Oil Fund, LP	(980)	980
Minority interest in United States Gasoline Fund, LP	(980)	980
Minority interest in United States Oil Fund, LP	—	—
Minority interest in United States 12 Month Natural Gas Fund, LP	—	980
Net cash used in (provided by) financing activities	(425,356)	2,940
Net Decrease in Cash	(41,381)	(34,435)
Cash, beginning of period	53,910	88,345
Cash, end of period	$12,529	$53,910
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Investments contributed by member, net of liabilities assumed (Note 3)	$—	$800,313
Distribution of investments to parent	$—	$343,769

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Operation

Victoria Bay Asset Management, LLC was formed as a single-member limited liability company in the State of Delaware on May 10, 2005. Victoria Bay Asset Management, LLC changed its name to United States Commodity Funds LLC (the “Company”). The Company is the General Partner (the “General Partner”) of United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Heating Oil Fund, LP (“USHO”) United States Gasoline Fund, LP (“USG”), United States 12 Month Oil Fund, LP (“US12OF”) and United States 12 Month Natural Gas Fund, LP (“US12NG”). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). USOF, USNG, USHO, USG and US12OF (collectively, the “Funds”) are commodity pools registered with the CFTC and members of the NFA that issue units that may be purchased and sold on the American Stock Exchange under the ticker symbols “USO”, “UNG”, “UHN”, “UGA” and “USL”.

USOF began trading on April 10, 2006 by purchasing futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange (“Exchange”). The investment objective of USOF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light sweet crude oil traded on the Exchange, that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USOF’s expenses. USOF seeks to accomplish its objectives through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges (“Futures Contracts”) and other oil interests such as cash-settled options on Oil Futures Contracts, forward contracts for crude oil, and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels.

USNG began trading on April 18, 2007 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of USNG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the price of natural gas delivered to the Henry Hub, Louisiana as measured by the changes in the price of the futures contract on natural gas traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses. USNG seeks to accomplish its objectives through investments in Futures Contracts and other natural gas interests such as cash-settled options on Futures Contracts, forward contracts for natural gas, and over-the-counter transactions that are based on the price of natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels.

US12OF began trading on December 6, 2007 by purchasing futures contracts for light, sweet crude oil that are traded on the Exchange. The investment objective of US12OF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on crude oil traded on the Exchange, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted.

US12OF seeks to accomplish its objectives through investments in Futures Contracts and other oil interests such as cash-settled options on Futures Contracts, forward contracts for crude oil, and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Operation  – (continued)

USG began trading on the American Stock Exchange on February 26, 2008 by purchasing futures contracts on gasoline that are traded on the Exchange. The investment objective of USG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the price of gasoline, as measured by the changes in the price of the futures contract on gasoline traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the investments in Futures Contracts and other gasoline interests such as cash-settled options on Futures Contracts, forward contracts for gasoline and over-the-counter transactions that are based on the price of gasoline, heating oil, natural gas, crude oil, and other petroleum-based fuels.

USHO began trading on the American Stock Exchange on April 9, 2008 by purchasing futures contracts on heating oil that are traded on the Exchange. The investment objective of USHO is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the price of heating oil, as measured by the changes in the price of the futures contract on heating oil traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the investments in Futures Contracts and other heating oil interests such as cash-settled options on Futures Contracts, forward contracts for heating oil and over-the-counter transactions that are based on the price of heating oil, natural gas, crude oil, gasoline and other petroleum-based fuels.

As of May 31, 2008, US12NG had not formally begun operations. As of the date of this report, US12NG has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) and the Company is in the process of filings amendments to the initial Form S-1.

The Company is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation. Wainwright is a holding company that is controlled by the president of the Company and is the initial limited partner of the Funds.

As the General Partner of the Funds, the Company is required to evaluate the credit risk of the Funds to their futures commission merchant, oversee the purchases and sales of the Funds’ units by certain “authorized purchasers,” review the daily positions and margin requirements of the Funds, and manage the Funds’ investments. The Company also pays the continuing service fees to the marketing agent for communicating with the authorized purchasers.

Financial information at May 31, 2008 and for the five months ended May 31, 2008 is unaudited, however, such information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the financial statements for the interim period.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The Company as General Partner of the Funds has included the accounts of the Funds since their inception in the consolidated financial statements. The Company has recorded a minority interest for the amount directly owned by the limited partner (representing the limited partner interest owned by Wainwright). Subsequent to the Funds going effective with the SEC, the Company and Wainwright redeemed their partnership interests. Therefore as of May 31, 2008, the accounts of each of the Funds were no longer included in the accompanying consolidated statement of financial condition. All intercompany accounts and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in the period earned under the terms of its management agreement with the Funds. This agreement provides for fees based upon a percentage of the daily average net asset value of the Funds. In connection with the Funds’ trading activities, commodity futures contracts, forward contracts,

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

physical commodities, and related options are recorded on the trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains and losses on open contracts are reflected in the statement of financial condition and represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. Realized gains and losses are recognized in the statement of operations when the contracts are closed.

The Company earns interest on its assets on deposit at the broker at the 90-day Treasury bill rate for deposits denominated in U.S. dollars. In addition, the Funds earn interest on funds held at the custodian at prevailing market rates earned on such investments.

General Partner Management Fee

Under the Funds’ respective Limited Partnership Agreements, the Company is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. USOF pays a fee equal to 0.50% per annum on average daily net assets of $1,000,000,000 or less and 0.20% of average daily net assets that are greater than $1,000,000,000. USNG pays a fee equal to 0.60% per annum on average daily net assets of $1,000,000,000 or less and 0.50% of average daily net assets that are greater than $1,000,000,000. US12OF, USHO and USG each pay a fee of 0.60% per annum on their average daily net assets.

The Funds pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the fees and expenses of the independent directors.

Investments

The Company’s investments in common stock are classified as available-for-sale-securities and are considered to be held for indefinite period. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-securities are recorded at fair value on the statement of financial condition, with the change in fair value excluded from earnings and recorded as a component of other comprehensive income included in member’s equity. Unrealized holding losses on such securities, which were subtracted from member’s equity were $(46,661) (unaudited) and $(443,189) for the period ended May 31, 2008 and the year ended December 31, 2007 (Note 5).

Realized gains or losses are recorded upon disposition of investments calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Additions and Redemptions

Authorized purchasers may purchase creation baskets consisting of 100,000 units from the Funds which have commenced operations as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem units from the Funds only in blocks of 100,000 units called

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

“Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Funds’ units in the Redemption Basket as of the end of each business day.

The Funds receive or pay the proceeds from units sold or redeemed one business day after the trade-date of the purchase or redemption. The amounts due from authorized purchasers are reflected in the Funds’ statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of the Funds in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreements.

Calculation of Net Asset Value

The Funds calculate their net asset value on each trading day by taking the current market value of their total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. The Funds use the Exchange closing price on that day for contracts traded on the Exchange.

Cash Equivalents

Cash equivalents are highly liquid investments with original maturity dates of three months or less.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Income Taxes

No provision for federal income taxes has been made since, as a limited liability company, the Company is not subject to income taxes. The Company’s income or loss is reportable by its member on its tax return.

Deferred Offering Costs

The Company capitalizes all initial offering costs associated with the registration of the Funds until such time as the registration process with the SEC is complete. At this time, the Company charges the capitalized costs to member’s equity. Deferred offering costs includes, but is not limited to, legal fees pertaining to the Funds’ units offered for sale, SEC and state registration fees, initial fees paid to be listed on an exchange and underwriting and other similar costs.

Recent Accounting Pronouncements

Effective January 1, 2008, the Company adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the consolidated financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 is effective for private companies for fiscal years beginning after December 15, 2007. The adoption of FIN 48 did not materially impact the Company’s financial statements.

Effective January 1, 2008, the Company adopted FAS 157 — Fair Value Measurements (“FAS 157” or the “Statement”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurement. The

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

changes to current practice resulting from the application of the Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USOF (observable inputs) and (2) the Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FAS 157 hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of the Company’s investments at May 31, 2008 using the fair value hierarchy:

At May 31, 2008 (Unaudited):	Total	Level I	Level II	Level III
Investments	$76,737	$76,737	$—	$—

Note 3 — Capitalization and Related Party Transactions

During the year ended December 31, 2007, Wainwright contributed $1,280,906 in marketable securities in connection with its interest in the Company. In addition, the Company and USOF have incurred offering and organizational costs in the amount of $1,090,725 which are not included in the accompanying consolidated financial statements at May 31, 2008. Wainwright has provided funding for these costs, but is under no obligation to do so or continue funding these costs. The Company and USOF are not required to reimburse Wainwright or its affiliates for any such costs incurred. On June 1, 2007, accounts payable of $480,593 relating to USOF’s offering costs incurred but unpaid by Wainwright were assumed by Company in connection with Wainwright’s equity infusion of marketable securities as mentioned above. The effect of this transaction increased investments by $1,280,906, offering costs by $480,593, accounts payable by $480,593 and equity by $1,280,906. Included in deferred offering costs at May 31, 2008 and December 31, 2007 is $65,780 (unaudited) and $187,056 respectively of initial offering and organizational costs incurred by the Funds. These initial offering and organization costs incurred by the Funds will be borne by the Company and not be charged to the Funds. The Funds were each capitalized with $1,000, of which the Company contributed $20 and Wainwright contributed $980.

The Company advanced an affiliate $423,396 as of May 31, 2008 (unaudited). This advance has no specific terms of repayment and is due on demand.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Contracts and Agreements

The Company, together with each of the Funds, is a party to marketing agent agreements with ALPS Distributors Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective agreements. Under the agreement dated as of March 13, 2006, as amended, whereby ALPS provides certain marketing services for USOF, the Company pays ALPS a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 – $500 million; 0.04% on USOF’s assets from $500 million – $4 billion; and 0.03% on USOF’s assets in excess of $4 billion. Under the agreement dated as of April 17, 2007, whereby ALPS provides certain marketing services for USNG, and the agreement dated as of November 13, 2007, whereby ALPS provides certain marketing services for US12OF, the Company pays ALPS fees equal to 0.06% on each of USNG’s and US12OF’s assets up to $3 billion and 0.04% on each of USNG’s and US12OF’s assets in excess of $3 billion. Under the agreement dated as of February 15, 2008, whereby ALPS provides certain marketing services for USG, and the agreement dated March 10, 2008 whereby ALPS provides certain marketing services for USHO, the Company pays ALPS fees equal to fees equal to 0.06% on each of USG’s and USHO’s assets up to $3 billion and 0.04% on each of USG’s and USHO’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the Company: the cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials.

The Company, with each of the Funds, are also parties to custodian agreements with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Funds. The Company pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, the Company, with each of the Funds, are parties to administrative agency agreements with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for each of the Funds. The Company also pays the fees of Brown Brothers for its services under these agreements and such fees will be determined by the parties from time to time.

Currently, the Company pays Brown Brothers for its services, in the foregoing capacities, the greater of a minimum amount of $125,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of combined net assets, (b) 0.0465% for combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% of combined net assets in excess of $1 billion. The Company also pays a $25,000 annual fee for transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

Each of the Funds have entered into brokerage agreements with UBS Securities LLC as the Futures Commission Merchant (the “FCM”). The agreements provide that the FCM will charge commissions of approximately $7 to $8 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Each of the Funds have invested primarily in futures contracts traded on the Exchange since the commencement of their operations. On May 30, 2007, USOF and USNG entered into a license agreement with the Exchange whereby the funds were granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, the Funds pay the Exchange an asset-based fee for the license. Pursuant to the agreement, the Funds pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% for combined assets above $1,000,000,000. US12OF, USG and USHO entered into the above license agreement on the same terms with an effective date of December 4, 2007. Other funds managed by the Company will also be granted a similar non-exclusive license on the same terms.

The Funds expressly disclaim any association with the Exchange or endorsement of the Funds by the Exchange and acknowledge that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Contracts and Agreements  – (continued)

The Company has contracted an accounting firm to prepare each of the Funds’ yearly income tax filings with the Internal Revenue Service. The yearly cost to the Company for these services is estimated to be approximately $525,000. The cost associated with any registered new fund is expected to be comparable.

Note 5 — Accumulated Comprehensive Loss

Changes in accumulated other comprehensive income as of May 31, 2008 and December 31, 2007 are as follows:

Balance, December 31, 2006	$—
Unrealized holding losses on investments	(443,189)
Balance, December 31, 2007	(443,189)
Unrealized holding losses on investments	(46,661)
Balance, May 31, 2008 (unaudited)	$(489,850)

Note 6 — Off-Balance Sheet Risks and Contingencies

Goldman, Sachs & Co. (“Goldman Sachs”) sent USOF a letter on March 17, 2006, providing USOF and the General Partner notice under 35 U.S.C. Section 154(d) of two pending United States patent applications, Publication Nos. 2004/0225593A1 and 2006/0036533A1. Both patent applications are generally directed to a method and system for creating and administering a publicly traded interest in a commodity pool. In particular, the Abstract of each patent application defines a means for creating and administering a publicly traded interest in a commodity pool that includes the steps of forming a commodity pool having a first position in a futures contract and a corresponding second position in a margin investment, and issuing equity interests of the commodity pool to third party investors. Subsequently, two U.S. Patents were issued; the first, patent number US7,283,978B2, was issued on October 16, 2007, and the second, patent number US7,319,984B2, was issued on January 15, 2008.

Preliminarily, USOF's management is of the view that the structure and operations of USOF and its affiliated commodity pools do not infringe these patents. USOF is also in the process of reviewing prior art (prior structures and operations of similar investment vehicles) that may invalidate one or more of the claims in these patents. In addition, USOF has retained patent counsel to advise it on these matters and is in the process of obtaining their opinions regarding the non-infringement of each of these patents by USOF and/or the patents' invalidity based on prior art. If the patents were alleged to apply to USOF's structure and/or operations, and are found by a court to be valid and infringed, Goldman Sachs may be awarded significant monetary damages and/or injunctive relief.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.”

The Funds engage in the trading of U.S. futures contracts and options on U.S. contracts (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Funds are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions; the Funds must rely solely on the credit of their respective individual counterparties. However, in the future, if USOF, USNG, USHO, USG and US12OF were to enter into non-exchange traded contracts, they would be subject to the credit risk associated with counterparty

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(Formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Off-Balance Sheet Risks and Contingencies  – (continued)

non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

A customer’s cash and other property such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both buyers and sellers of options, the Funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.

The Company’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter-party with which it conducts business.

The financial instruments held by the Company are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

The Company has securities for its own account and may incur losses if the market value of the securities decreases subsequent to May 31, 2008.